UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gibson, Deal & Fletcher, PC

Spalding Exchange

3953 Holcomb Bridge Rd., Suite 200

Norcross, GA 30092

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	VHAQU	NYSE American, LLC
Common Stock	VHAQ	NYSE American, LLC
Warrants	VHAQW	NYSE American, LLC
Rights	VHAQR	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On April 18, 2023, Viveon Health Acquisition Corp. (the “Company”) received a notice letter (the “Notice”) from the NYSE Regulation Department (the “Staff”) notifying the Company that, based upon the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) by the filing due date, April 17, 2023 (the “Filing Delinquency”), it was not in compliance with the New York Stock Exchange American’s continued listing requirements. The Company is now subject to the procedures and requirements set forth in Section 1007 of the New York Stock Exchange American (“NYSE American” or the “Exchange”) Company Guide (the “Company Guide”).

As indicated in the Notice, during the six-month period from the date of the Filing Delinquency (the “Initial Cure Period”), the Exchange will monitor the Company and the status of the Delinquent Report and any subsequent delayed filings, including through contact with the Company, until the Filing Delinquency is cured. If the Company fails to cure the Filing Delinquency within the Initial Cure Period, the Exchange may, in the Exchange’s sole discretion, allow the Company’s securities to be traded for up to an additional six-month period (the “Additional Cure Period”) depending on the Company’s specific circumstances. If the Exchange determines that an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 of the Company Guide. If the Exchange determines that an Additional Cure Period of up to six months is appropriate and the Company fails to file its delinquent report and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence.

The NYSE American may in its sole discretion decide (i) not to afford an issuer any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be, and immediately commence suspension and delisting procedures if the issuer is subject to delisting pursuant to any other provision of the Company Guide, including if the Exchange believes, in the Exchange’s sole discretion, that continued listing and trading of an issuer’s securities on the Exchange is inadvisable or unwarranted in accordance with Sections 1001-1006 of the Company Guide.

During the Initial Cure Period and the Additional Cure Period, if applicable, the Company’s securities will continue to trade on the Exchange, subject to the Company’s compliance with other continued listing requirements, with a late filer (“.LF”) indicator.

The ..LF indicator will be removed when the Company has regained compliance with all applicable continued listing standards.

As previously reported by the Company in its Form 12b-25 filed with the SEC on March 31, 2023, the Company requires additional time to finalize its financial statements.

The Company is working diligently to complete the Annual Report and expects to file such report as soon as practicable.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts may be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to, among other things, the Company’s expectations relating to the filing of the Form 10-K and the financial information to be included therein. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise, except as required by applicable law or regulation.

Item 7.01 Regulation FD Disclosure

On April 25, 2023, the Company issued a press release regarding the foregoing, which is included as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued April 25, 2023, by Viveon Health Acquisition Corp.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2023

Viveon Health Acquisition Corp.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	Chief Executive Officer